WARRANTY DEED

The Grantor, DAVID E. HEEL, of Vancouver, BC for and in consideration of one dollar ($1) and other good and valuable consideration, does hereby convey unto UCLUELET EXPLORATION CORP., a Nevada corporation with offices at 2861 West 12th Street, Vancouver, BC, (the "Grantee"), all right title and interest in and to the following mineral titles:

CLAIM NAME	TENURE No.	PERCENTAGE BEING SOLD
Ucluelet 1	408069	100%
Ucluelet 2	408070	100%
Ucluelet 3	408071	100%
Ucluelet 4	408072	100%
Ucluelet 5	408073	100%
Ucluelet 6	408074	100%
Ucluelet 7	408075	100%
Ucluelet 8	408076	100%
Ucluelet 9	408077	100%
Ucluelet 10	408078	100%
Ucluelet 11	408079	100%
Ucluelet 12	408080	100%
Ucluelet 13	408081	100%
Ucluelet 14	408082	100%
Ucluelet 15	408083	100%
Ucluelet 16	408084	100%

The Grantor, warrants that he holds title to the above and foregoing claims, free and clear of all claim and encumbrances, and agrees to defend said claims against any and all claims by third parties.

In witness whereof David E. Heel has executed this warranty deed this 13th day of February, 2004.

/s/ David Heel__________________________________

David Heel

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

I do hereby certify that on this 13th day of February, 2004, personally appeared before me, Andrew B. Stewart, who is personally known to me and who is the individual described in and who executed the within 'instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes herein mentioned.

Given under my hand and seal this 13th day of February, 2004.

/s/ Andrew Stewart
Notary Public